Exhibit 10.4

GSG
Contract# 1134287-00

GRAPHIC SOLUTIONS GROUP, INC.
304 N Walton St – 75226 – (214) 746-3271
TOLL FREE (800) 366-1776/FAX NO. (214) 741-6527

SALES CONTRACT

Customer no. 916438

Bill to:	Beacon Funding Corporation	Ship to:	HALL Tee’s	DATE:	01/31/08
	26 Lord Road Suite 230		7405 Armstrong Ln	PHONE NO.	(972) 412-5769
	Marlborough, MA 01752		Rowlett, Texas 75089	TERMS:	See terms

Outside Sales Rep:	Joseph R Garcia
Inside Sales Rep:	Danny Standard

This is a contract wherein Graphic Solutions agrees to sell to Customer and Customer agrees to purchase from Graphic Solutions the equipment described below for the price and on the terms, conditions, and provisions set forth in this Sales Contract, such equipment being hereafter referred to as the “Equipment”.

LINE#	PRODUCT	QTY	UNIT	PRICE	DISCOUNT%	NET AMOUNT

					SUB-TOTAL:	20495.00
					ORDER DISC:	0.00
					TRADE IN:	0.00
					SUB TOTAL:	20495.00
					TAX	0.00
					DOWNPMNT:	0.00
					FREIGHT:	0.00
					TRADE IN:	0.00
					TOTAL SALES PRICE:	20495.00

TERMS OF PAYMENT: - Lease Co
Financed by Lease

Graphic Solutions Group, Inc.’s preferred leasing partner is Geneva Capital L.L.C. Geneva Capital offers competitive rates and custom lease purchase plans designed to meet your specific needs. To learn more about our financing and the tax advantages leasing provides, please contact Carey Kroll at 800-408-9352 or email ckroll@gogenevacapital.com

TERMS, CONDITIONS AND ROVISIONS OF SALE:

1.
Upon acceptance of the Equipment by Customer, disassembly, packing, crating and loading shall be performed at costs. All such costs and charges not specifically included in the Total Sales Price shall be payable by Customer to Graphic Solutions upon invoice. All material or equipment necessary for special testing shall be furnished by Customer without cost to Graphic Solutions.

2.
Shipments and/or installations delayed by Customer shall not affect the payment terms as set forth herein and shipments are at all times contingent upon the Customer’s financial condition being satisfactory to Graphics Solutions. Shipping and/or delivery dates are approximate. Graphic Solutions shall not be liable for delays due to strikes, accident, acts of God or causes beyond its control. Receipt of the Equipment by Customer upon its delivery shall constitute a waiver of all claims for loss or damage due to delay. Risk of loss of the Equipment shall pass to Customer at the time the Equipment is loaded for shipment. All Equipment shall be installed by and at Customer’s expense unless otherwise expressly stipulated. Should Customer request the use of Graphic Solutions personnel for set up or modification which are not specifically provided for and included in the contract price, additional charges will be payable to Graphic Solutions at its prevailing per diem rates for such services, plus necessary traveling and other incidental expenses upon invoice.

3.
In the event the specifications are furnished by Customer, Graphic Solutions assumes no responsibility: (a) for the accuracy or suitability of the specifications, (b) for the performance of any Equipment or part built in conformity thereto, and (c) for any patent infringement of such Equipment or part. In the event Customer desires changes in specifications furnished by Graphic Solutions, such changes shall be subject to Graphic Solutions acceptance and any incurred cost resulting therefrom shall be paid by Customer upon invoice.

4.	Sales, excise, use, gross receipts or similar taxes, whether presently in force or hereafter enacted, shall be deemed extra charges and Customer agrees to pay all such items as they become due.
5.
Customer shall fully indemnify Graphic Solutions against all claims or liability for patent infringement which may result from the manufacture, production or sale of articles made in accordance with Customer’s specifications, including but not limited to all damages, expenses, attorney’s fees and costs incurred by Graphic Solutions.

6.
Graphic Solutions warrants that the Equipment to perform in accordance with the specifications stated by the manufacturer of the Equipment in the manufacturer’s literature and specifications’ sheet. The liability of Graphic Solutions under this contract is limited to repairing and/or replacing defective Equipment provided, however, that: (a) Graphic Solutions in its sole discretion determines the Equipment is defective and (b) Such defects have not been caused by abuse, misuse, neglect, improper installation, repair, alteration or accident.

GRAPHIC SOLUTIONS MAKES NO OTHER WARRANTIES EXPRESS OR IMPLIED, EXCEPT AS HEREIN STATED, AND SPECIFICALLY, GRAPHIC SOLUTIONS MAKES NO WARRANTY AS TO THE MERCHANTABILITY OF THE EQUIPMENT OR AS TO ITS FITNESS FOR ANY PARTICULAR USE OR PURPOSE OR AS TO THE RIGHTFUL CLAIM OF ANY THIRD PERSON BY WY OF INFRINGEMENT, OR OF INFRINGEMENT OF PATENT OR TRADEWORK OR THE LIKE.

7.
Graphic Solutions under this contract shall be limited to the stated contract price per unit of any defective Equipment and shall, in no event, include Customer’s manufacturing costs, lost profits or good will, or any other special or consequential damages. Any action for any alleged breach of this contract by Graphic Solutions must be commenced by Customer within one (1) year after the cause of action has occurred.

8.
Except as otherwise stated herein this contract shall be non-cancellable except with the written consent of Graphic Solutions. In the event of cancellation, or wrongful rejection or revocation of acceptance, Customer shall pay Graphic Solutions the following as liquidated damages: (a) Contract price of all goods which have been identified to the contract, whether such items have been delivered to Customer or not. (b) Actual costs incurred by Graphic Solutions for goods not completed, which are allocable to the balance of the contract, including the cost of discharging Graphic Solutions liabilities which are so applicable, and the costs of materials on hand which were acquired or produced in connection with the contract, plus a reasonable allowance for profit in connection with partially furnished work and materials. (c) A reasonable allowance for profit in connection with goods called for under the contract, but with respect to which production has not yet begun at the time of cancellation, rejection or revocation, and (d) Other costs incurred by Graphics Solutions, including expenses, taxes, freight, crate and attorney’s fees.

9.	The parties hereto agree that the terms of this contract shall only be changed, modified or altered by a written agreement signed by the parties.
10.
This contract will be construed according to the laws of the State of Texas and this contract is to be performed at and all payments are to be made to Graphic Solutions at its offices in Dallas County, Texas as shown hereinabove.

11.
The parties hereto agree that his contract is the complete and exclusive expression of the rights and obligations of the parties with respect to the subject matter of this contract and that this contract supersedes and cancels all previous written or oral agreements relating to that subject matter.

This contract is executed to be effective on the date hereinabove written.

GRAPHIC SOLUTIONS GROUP, INC.	Hall Tee’s

By: Rodney Williams	By: William O Lewis

/s/ Rodeny Williams	/s/ William O Lewis
Signature	Signature
Title: EVP Date: 3-25-08	Title: President Date: 1-31-08